Exhibit 3.2

BYLAWS OF
FIRST COMMUNITY BANKSHARES, INC.
(a Virginia corporation)

Effective April 14, 2018

ARTICLE I
Offices

Section 1.1 Principal Office

The principal office and place of business of First Community Bankshares, Inc. (the "Corporation") shall be determined from time to time by the Board of Directors of the Corporation.

Section 1.2 Other Offices

Other offices and places of business either within or without of the Commonwealth of Virginia may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation's resident agent is the registered office of the Corporation in Virginia.

ARTICLE II
Shareholders

Section 2.1     Annual Meetings

The regular Annual Meeting of the Shareholders of the Corporation for the election of directors and the conducting of such other business as may be appropriately brought at the meeting shall be held during April of each year, or on such date and at such time and place as may be fixed by the Board of Directors. Written notice of such meeting, stating the purpose thereof, shall be mailed to all shareholders not less than ten (10) days nor more than sixty (60) days prior to the date thereof. The notice shall contain or be accompanied by such additional information as may be required by the Virginia Stock Corporation Act ("VSCA").

A record of the Annual Meeting, giving the number of shares represented by proxy and in person, shall be made and entered in the records of the meeting in the minute book of the Corporation. The shareholders shall proceed to the election of directors and to the transaction of any other business that may properly come before the meeting as prescribed by Virginia law. The record of the meeting shall show the number of shares voting for, voting against or abstaining on each resolution, or voting for, voting against, or withholding authority on each candidate for director. Proxies shall be dated, and shall be filed with the records of the meeting.

Section 2.2     Advance Notice of Shareholder Proposed Business at Annual Meeting

At any Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before the Annual Meeting, the proposal of business to be considered by the shareholders must be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.2.

In addition to any other applicable requirements for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

The Secretary of the Corporation shall determine whether a notice delivered pursuant to this Section 2.2 complies with the requirements of this Section 2.2 so as to be considered properly delivered to the Corporation. If the Secretary shall determine that such notice has not been properly delivered to the Corporation, the Secretary shall notify the shareholder in writing within five (5) days from the date such notice was received by the Corporation of such determination.

A shareholder's notice to the Secretary shall be signed by the shareholder of record who intends to make the proposal (or such shareholder's duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder and any other ownership interest in the shares of the Corporation, whether economic or otherwise, including derivatives and hedges, (d) any material interest of the shareholder in such business, (e) a representation that the person sending the notice is a shareholder of record on the record date and shall remain such through the Annual Meeting date and (f) a representation that such shareholder intends to appear in person or by proxy at such Annual Meeting to move the consideration of the business set forth in the notice.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 2.2; provided, however, that nothing in this Section 2.2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the Annual Meeting in accordance with said procedures. The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.3     Nomination of Directors

Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.3. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving such notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.3. If the Chairman of the Annual Meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Chairman of the meeting shall notify the directors of their election, and following the regular Annual Meeting of the Shareholders, the Board of Directors shall organize and elect the officers for the current year.

Section 2.4     Quorum; Adjourned Meetings

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If, on any issue, voting by classes or series is required by the laws of the Commonwealth of Virginia, the Articles of Incorporation (the "Articles") or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record as of the new record date. The shareholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough shareholders to leave less than a quorum of the voting power.

Section 2.5     Voting

Unless otherwise required by the VSCA, the Articles or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles, each shareholder of record, or such shareholder's duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such shareholder's name at the close of business on the record date or the date established by the Board of Directors in connection with shareholder action by written consent.

If a quorum is present, except with respect to election of directors, action by the shareholders on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided by the Articles, the laws of the Commonwealth of Virginia or applicable regulations.

With respect to the election of directors, the plurality of the votes cast at the election shall be the act of the shareholders. The directors so elected shall serve pursuant to the provisions of Article Six of the Articles or until their successors are elected and qualify.

Section 2.6     Proxies

At any meeting of shareholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the Commonwealth of Virginia, another person or persons to act as a proxy or proxies. Any proxy duly executed is not revoked and continues in full force and effect until, (i) an instrument revoking it or a duly executed proxy, bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force; provided further, that an irrevocable proxy satisfying the requirements of the VSCA shall not be revoked except in accordance with its terms or if it becomes revocable under the provisions of the VSCA.

Section 2.7     Reserved

Reserved.

Section 2.8     Special Meetings

At any special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the special meeting. To be properly brought before the special meeting, proposals of business must be (a) specified in the Corporation's notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors (or any duly authorized committee thereof).

Special meetings of the shareholders may be held at any time on call of the Board of Directors. Notice of such meeting, stating the purpose or purposes, shall be given to all shareholders by mail to their last known address, mailed not less than ten (10) days nor more than sixty (60) days prior to such meeting unless otherwise required by law.

If for any cause the annual election of directors is not held pursuant to these Bylaws, the directors in office shall order an election to be held on some other day, of which special notice shall be given in accordance with the requirements of law, and the meeting conducted according to the provisions of Section 2.1 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at such special meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.8 and on the record date for the determination of shareholders entitled to vote at such special meeting and (ii) who complies with the notice procedures set forth in this Section 2.8 as to such nomination. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and such notice must be in the form and include the information set forth in Section 2.3 of these By laws.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than fifty (50) days prior to the date of such special meeting of shareholders; provided, however, that in the event that the special meeting is called for a date that is less than sixty (60) days prior to the date of the special meeting, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.

Section 2.9     Record Keeping

The proceedings of all regular and special meetings of the shareholders shall be recorded in the minute book; and the minutes of each meeting shall be signed by the Chairman and attested by the Secretary of the Corporation or duly designated assistant secretary.

ARTICLE III

Directors

Section 3.1     Powers, Duties and Committees

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise required by Article 9 of the VSCA or the Articles.

The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

The Board of Directors shall hold regular meetings and shall meet at least once each quarter. The Board of Directors shall have the power to do, or cause to be done, all things that are proper to be done by the Corporation. The directors shall be authorized to appoint a director to serve as Chairman of the Board of Directors, shall appoint a Chief Executive Officer of the Corporation, fix the compensation of such officer and may employ and dismiss any officer of the Corporation.

The Board of Directors may appoint an Executive Committee consisting of the Chairman of the Board of Directors, the Chief Executive Officer and such other members of the Board of Directors as shall be appointed, which committee shall have full power and authority to do or cause to be done all things which may be done by the Board of Directors, except as otherwise prohibited by law. The proceedings of such committee shall be signed by the Chairman and recorded in the minute book of the Corporation.

The Board of Directors may establish from time to time such other committees from its members, or otherwise, as are deemed appropriate for the operation and performance of its duties and responsibilities. Committees shall be formed by resolutions of the Board of Directors. The resolutions of the Board of Directors shall set forth the manner in which the committees are to be formed, the number of persons constituting the committee and such other matters as are deemed proper by the Board of Directors.

The Audit Committee shall consist of three (3) or more members of the Board of Directors who are not employees of the Corporation, who shall be appointed by and serve at the pleasure of the Board of Directors. The Audit Committee shall meet with the Corporation's independent auditors at least annually and shall be responsible for reviewing the financial records and reports of the Corporation and its subsidiaries, and reporting to the Board of Directors thereon.

All committees established by the Board of Directors may by proper authority of the Board of Directors be permitted to employ personnel to assist in the performance of their duties, and the members of the committees may have compensation fixed for them by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.2     Election of Term of Office

The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. The directors of the Corporation shall be classified in accordance with the Articles.

Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. Every person, otherwise eligible, who is currently elected or who shall be elected or appointed as a director of the Corporation, shall continue to be eligible for reelection as a director of the corporation regardless of age.

No director may be removed from office except for cause relating to the proper performance of his or her duties as a director and then only by the affirmative vote of the holders of more than two-thirds (2/3) of the stock of the corporation then outstanding and entitled to vote thereon (without voting by class) at a meeting duly called for that purpose.

Section 3.3     Vacancies

A vacancy on the Board of Directors, including that resulting from an increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term assigned. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.4     Special Meetings

Special meetings of the directors may be called by the Chairman of the Board of Directors or by the affirmative vote of a majority of the directors. Written notice shall be given to each director at least forty-eight (48) hours prior to the time of such meeting and shall state the date, place and hour of the meeting and may state the general nature of the business to be transacted and other business may be transacted at the meeting. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.5     Action at a Meeting; Quorum; Required Vote; and Adjourned Meetings

Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided, or as provided in the Articles or the VSCA. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Except as provided in the Articles, the VSCA or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director(s), provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.6     Action Without a Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.7     Record Keeping

The proceedings of all regular and special meetings of the Board of Directors and reports of the committees or directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the Chairman and attested by the Secretary of the Corporation.

ARTICLE IV
Officers

Section 4.1     Officers; Election

The officers of the Corporation shall be a Chairman of the Board of Directors, President, Chief Executive Officer, Secretary and such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and other officers, as may be from time to time required for the prompt and orderly transaction of its business, to be elected or appointed by the Board of Directors, by whom their several duties shall be prescribed, and they shall hold office until they shall resign or shall be removed or otherwise disqualified for service, or their respective successors shall be elected and qualified. At the option of the Board of Directors, any combination of the foregoing offices may be held by the same person.

The Chairman of the Board of Directors shall hold office for the current year for which the Board of Directors was elected, unless he or she shall resign, become disqualified, or be removed. Any vacancy occurring in the office of the Chairman shall be filled by the Board of Directors. All other officers shall be appointed by the Board of Directors to hold their respective offices at the will and pleasure of the Board of Directors.

There shall be appointed a Secretary of the Corporation, who shall be responsible for the minute book of the Corporation, in which shall be maintained and preserved the Articles, the Bylaws, the returns of elections, the proceedings of regular and special meetings of the Board of Directors, of the shareholders and of all committees established by the Board of Directors.

Section 4.2     Removal and Resignation

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3     Duties

The appropriate executive and subordinate officers of the Corporation shall be responsible for any such sums of money, property and valuables of every description which may be entrusted to their care or which may from time to time come into their care by virtue of their respective offices and shall give such bond as shall be required by law and by the Board of Directors, in principal amount and with security to be approved by the Board of Directors, conditioned on the faithful discharge of their respective duties and their faithful and honest application and accounting for all sums of money and other property that may come into their care.

ARTICLE V

Indemnification of Directors and Officers

Section 5.1     Definitions

Covered Person means any person who, by reason of his or her current or former status as one of the following, is, was or is threatened to be made a defendant in a Proceeding, or is involved as a witness (but not as a plaintiff or as a witnesses for the plaintiff) in a Proceeding where another Covered Person, the Corporation, and/or a Related Entity is, was or is threatened to be made a defendant: (i) a director or officer of the Corporation (as defined in Article III or IV hereof) or a Related Entity; (ii) agent or employee of the Company or a Related Entity specifically designated by the Board to be indemnified based on the nature of their duties or assignment(s); or (iii) a director or officer of the Corporation who is or was serving at the request of the Corporation, which request shall be documented in writing, as a director, officer, employee, agent, administrator or trustee of an Other Entity.

Disinterested Director means a director of the Corporation who is not and has not been a party to or involved in the Proceeding with respect to which indemnification is sought.

Expenses means all costs and expenses (including, without limitation, attorneys' fees and court costs) actually and reasonably incurred by a Covered Person in connection with a Proceeding or in connection with successfully establishing a right to indemnification hereunder.

Liabilities means final judgments, fines (including, without limitation, excise taxes assessed in connection with an employee benefit plan), penalties, amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld), and other liabilities of any type (other than Expenses) actually incurred by a Covered Person in connection with a Proceeding.

Other Entity means any corporation (other than the Corporation or a Related Entity), agency, general partnership, limited partnership, limited liability company, employee benefit plan, bank, joint venture, trust, business trust, cooperative, association, enterprise, or other generally recognized business form.

Proceeding includes any threatened, pending or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal (including, without limitation, arbitrations and other means of alternative dispute resolution, targeted or general investigations, requests for voluntary cooperation, production of documents, and the like by any regulatory agency), and any appeal or other proceeding for review. A Proceeding does not include any action or claim initiated or brought voluntarily by a Covered Person, including an action or claim brought against the Corporation or its directors, officers, employees, agents, or other Covered Persons, and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification, unless such is deemed a covered Proceeding by the Board of Directors prior to its initiation.

Related Entity means any corporation (other than the Corporation), agency, general partnership, limited partnership, limited liability company, employee benefit plan, bank, joint venture, trust, business trust, cooperative, association, enterprise, or other generally recognized business form which is, directly or indirectly, controlling, controlled by, or under common ownership with the Corporation whether control is by management authority, equity ownership, contract or otherwise. Control in this context means direct or indirect ownership of 50% or more of the voting equity.

Section 5.2     Indemnification of Covered Persons

(a)      Indemnification of Covered Persons with Respect to any Third Party Proceeding. Consistent with the Articles and the VSCA, the Corporation shall indemnify any Covered Person, with respect to any Proceeding (excluding a Proceeding by or for the benefit of the Corporation or a Related Entity), against Liabilities and Expenses incurred by such Covered Person in connection with such Proceeding if such Covered Person acted in good faith and in a manner that such Covered Person reasonably believed to be in or unopposed to the best interest of the Corporation; or, with respect to any criminal Proceeding, such Covered Person had no reasonable cause to believe his conduct was unlawful.

With respect to any administrative proceeding or civil action initiated by any federal or state banking agency, the Corporation shall provide such indemnification only after the Board of Directors determines, in writing, after due investigation and consideration, without any involvement by the Covered Person prior to and as a condition to any indemnification therefor, that (a) the Covered Person acted in good faith and in a manner Covered Person reasonably believed to be in or unopposed to the best interests of the Corporation, (b) that any requested payment of indemnification will not materially adversely affect the safety and soundness of either the Corporation or its subsidiaries, (c) that such indemnification payment is consistent with safe and sound banking practice, and (d) that the payment of indemnification is not a "prohibited indemnification payment" as defined in 12 C.F.R. Section 359.1(1).

(b)     Indemnification of Covered Persons with Respect to Proceedings by or for the Benefit of the Company or Related Entity. Consistent with the Articles and the VSCA, the Corporation shall indemnify Covered Persons who were or are a party or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of any action or inaction on the part of the Covered Person in his or her corporate capacity against Liabilities and Expenses incurred by such Covered Persons if such Covered Person acted in good faith and in a manner that Covered Person reasonably believed to be in or unopposed to the best interest of the Corporation; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which said Covered Person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the appropriate court of the State of Virginia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Covered Person is fairly and reasonably entitled to indemnity for such Expenses and Liabilities which the appropriate court shall deem proper.

(c)     Partial Indemnification and Contribution. If Covered Person is entitled to indemnification by the Corporation, for some or a portion of the Expenses or Liabilities, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Covered Person for the portion of such Expenses and Liabilities to which Covered Person is entitled. If indemnification provided for in this Article V is unavailable by reason of a Court decision, other than a decision described in Section 5.2(b) or by a ruling regarding a statutory prohibition against indemnification, or unavailable under the VSCA, then in respect of any Proceeding in which the Corporation is jointly liable with Covered Person (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses and Liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation and any Related Entity on one hand and Covered Person on the other hand from the transaction form which such Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Covered Person on the other in connection with the events which resulted in such Expenses and Liabilities as well as any other relevant equitable considerations.

Section 5.3     No Adverse Presumption

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not satisfy the standards set forth in Section 5.2. Further, a Covered Person's right to indemnification shall not be affected by the act, conduct, or knowledge of any other director, officer, or employee of the Corporation or Related Entities, and no such act, conduct, or knowledge will be imputed to Covered Person.

Section 5.4     Method of Making Determinations

All determinations as to whether a Covered Person has satisfied the standards set forth in Section 5.2, all determinations as to the reasonableness of Expenses, and all determinations as to whether a Covered Person is entitled to receive advance payments of Expenses pursuant to Section 5.5 shall be made:

(a)	by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors;

(b)

if a quorum of Disinterested Directors is not obtainable, then by majority vote of a committee that consists solely of two or more Disinterested Directors and that is duly designated by majority vote of a quorum of the full Board of Directors (including directors that are not Disinterested Directors); or

(c)

by independent legal counsel that is selected by (i) a majority of a quorum of Disinterested Directors or by a majority of a committee designated pursuant to clause (b) of this Section 5.4; or (ii) if such a quorum of Disinterested Directors cannot be obtained and such a committee cannot be designated, then by a majority vote of a quorum of the full Board of Directors (including directors that are not Disinterested Directors).

A determination as to the entitlement of any Covered Person to indemnification under this Article V shall be made promptly after there has been any judgment, order, settlement, dismissal, award or other disposition of the related Proceeding, or any partial disposition of such Proceeding that is sufficient to allow such a determination to be made. Without limitation of the foregoing, the Corporation shall exercise its best efforts to cause such a determination to be made prior to the time that such Covered Person is obligated to pay any Liabilities that he or she has incurred in such Proceeding.

Any adverse determination made pursuant to this Section 5.4, and any determination made pursuant to this Section 5.4 by independent legal counsel, shall be in writing and shall state the reason therefore. A copy of such writing with respect to any adverse determination made pursuant to this Section 5.4 shall be provided to the Covered Person within ten (10) business days of the date of determination.

In the event of a determination pursuant to the preceding subparagraph that a Covered Person has not satisfied the standards set forth in Section 5.2, such Covered Person shall be entitled to a final adjudication of such issue in a de novo judicial proceeding in an appropriate court of competent jurisdiction. Any action seeking such an adjudication must be commenced within thirty (30) days of the date that the Covered Person is notified of such adverse determination.

Section 5.5     Advance Payment of Expenses; Payment of Liabilities and Expenses on Behalf of Covered Person

(a)     The Expenses of any Covered Person provided indemnification by the Corporation shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking in writing by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation as provided in Section 5.2. No indemnification shall be paid or expenses advanced by the Corporation under this Article V, and none shall be ordered by any court, if such action would be inconsistent with any provisions of applicable law or regulation in effect at the time of the events which are the subject of the Proceeding which prohibits, limits, or otherwise conditions the exercise of indemnification powers by the Corporation or the rights of indemnification to which a Covered Person may be entitled.

Notwithstanding the forgoing, should the Expenses of any Covered Person described herein be covered by the D&O Policy (as defined in Section 5.7 below), and should such D&O Policy not require repayment by the Covered Person of advances made pursuant to this Section 5.5, then the Covered Person shall not be required to repay such advances.

(b)     In the event the Corporation shall be obligated hereunder to pay the Expenses of any Proceeding against a Covered Person, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Covered Person (which approval shall not be unreasonably withheld), which counsel may be counsel for the Corporation, upon the delivery to the Covered Person of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Covered Person, and the retention of such counsel by the Corporation, the Corporation will not be liable to the Covered Person for any fees or counsel subsequently incurred by the Covered Person with respect to the same Proceeding, provided that (i) the Covered Person shall have the right to employee his or her counsel in any such proceeding, at the Covered Person's sole expense.

Section 5.6     Rights to be Deemed a Binding Obligation and Not Exclusive

The indemnification and advancement of expenses provided to Covered Persons under this Article V shall be deemed a binding obligation of the Corporation to the Covered Person, serving at the request of the Corporation, and shall not exclude any other rights to which anyone seeking indemnification or advance of expenses may be entitled under any other bylaw, resolution of the Board of Directors or agreement providing for indemnification or advancement of expenses, or otherwise; provided, however, that no indemnification shall be made to or on behalf of a Covered Person if a judgment or other final adjudication adverse to such Covered Person establishes that his or her acts or omissions (a) are in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) are not in good faith or involved in a known violation of law, or (c) resulted in receipt by such Covered Person of an improper personal financial benefit.

Section 5.7     Notice; Cooperation by Covered Person

Covered Person shall, as a condition precedent to his or her right to be indemnified, give the Corporation notice in writing (to the Secretary) as soon as practicable of any claim made against Covered Person for which indemnification will or could be sought. Notice shall be deemed received five (5) days after the date postmarked, if sent by domestic certified or registered mail, properly addressed; otherwise when such notice shall actually be received by the Corporation. In addition, Covered Person shall (i) give the Corporation such information and cooperation as it may reasonably require and as shall be within Covered Person's power and (ii) upon request of the Corporation, testify at, or be deposed in connection with, any Proceeding.

Section 5.8     Insurance for the Benefit of Directors, Officers and Employees

The Corporation shall have the power to purchase and maintain insurance on behalf of itself or any person who is or was a director, officer, employee, or agent of the Corporation or a Related Entity, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of an Other Entity, against any claim asserted against such person, or liability incurred by such person in any such capacity, or against any liability arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V. Such insurance policy purchased or placed by or for the Corporation, by whatever named called, is referred to herein as the "D&O Policy."

Notwithstanding anything contained herein, should the D&O Policy provide the Covered Person with broader indemnification rights than provided hereunder, then the indemnification provided herein shall be construed to provide the same indemnification rights as the Covered Person is entitled to under the D&O Policy, up to the limits available under such D&O Policy.

Section 5.9     Successors to Covered Persons

The indemnification and advance of expense provided to a Covered Person under this Article V shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, administrators, and other legal representatives of such a person.

Section 5.10   Limitation of Liability

Consistent with the Articles and the VSCA, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders in connection with any acts or omissions taken in his or her capacity as director or officer; provided, however, that the foregoing shall not eliminate or limit the liability of a director or officer (a) for the breach of the individual's duty of loyalty to the Corporation or its shareholders; (b) for any acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; or (c) for any transaction from which the individual derived an improper personal financial benefit. Further, indemnification shall not be available, where such is prohibited by applicable law. By way of example, but without limitation, no Covered Person shall have a right to indemnification for expenses and the payment of profits arising from the purchase and sale by Covered Person of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, any similar provisions of federal state, or local law, or any similar successor statute; and Covered Persons shall also have no right to indemnification for any reimbursement of the Corporation by said Covered Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by said Covered Person from the sale or securities of the Corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Corporation of profits arising from the purchase and sale by Covered Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Covered Person is held liable therefor (including pursuant to any settlement arrangements.

Section 5.11   Applicability

The provisions of this Article V shall apply with respect to any Proceeding that is or becomes threatened or pending on or after the date of adoption thereof; regardless of when the acts or omissions giving rise to such Proceeding occurred or are alleged to have occurred, and shall remain in effect until revoked or amended; provided, however, that no such revocation or amendment shall limit or impair the right of any Covered Person to indemnification hereunder with respect to any action taken or omitted on or prior to the date of such revocation or amendment. If any provisions of this Article V is held to be invalid, illegal, or unenforceable for any reason, (a) the validity, legality, and enforceability of the remaining provisions hereof shall not be affected or impaired in any way, and (b) such remaining provisions shall be construed to give effect the intention of this Article V to the fullest extent possible in favor of the Covered Person.

ARTICLE VI
Capital Stock

Section 6.1     Issuance

Shares of the Corporation's authorized capital stock shall, subject to any provisions or limitations of the laws of the Commonwealth of Virginia, the Articles or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 6.2     Transfer of Shares

The stock of this Corporation shall be assignable and transferable only on the books of the Corporation, subject to the provisions of the laws of the Commonwealth of Virginia. A transfer book shall be maintained in which all assignments and transfers of stock shall be recorded.

Transfers of stock need not be suspended for the declaration of dividends in cash or stock, nor in case of a new stock issue. In all cases, stock of a shareholder of record as of the date fixed by the Board of Directors shall be entitled to such dividends, and the right, if any, to subscribe to a new issue.

Section 6.3     Stock Certificates; Uncertificated Shares

The shares of capital stock of the Corporation may be represented by certificates or may be issued in uncertificated or book entry form.

In the case of uncertificated or book entry shares, transfer shall be made upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual or entity presenting proper evidence of succession, assignment, or authorization to transfer the stock.

Upon request to the Corporation, each shareholder shall be entitled to a certificate in such form as determined by the Board of Directors. Certificates of stock shall be signed by such officers as designated by the Board of Directors by resolution. The certificates shall state upon the face thereof, that the stock is transferable only upon the books of the Corporation and when stock is transferred, the certificates thereof shall be returned to the Corporation, cancelled, preserved and new certificates issued. No certificates for fractional shares shall be issued.

Section 6.4     Miscellaneous

The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificated and uncertificated shares of the Corporation's stock.

ARTICLE VII
Distributions

Distributions may be declared, subject to VSCA §13.1-653, the Articles and regulations applicable to bank holding companies, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium.

ARTICLE VIII
Miscellaneous

Section 8.1     Record Date

The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any meeting or any other event for the purpose of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles or Bylaws.

Section 8.2     Contracts and Negotiable Instruments — How Executed

All transfers and conveyances of real estate shall be made by the Corporation pursuant to resolution of the Board of Directors and shall be signed by the President, Chief Executive Officer or such other officer as may be hereafter authorized.

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

All checks and drafts of the Corporation shall be signed by an officer or officers of the Corporation designated by the Board of Directors.

Section 8.3     Corporate Seal

An impression of the seal adopted by the Board of Directors of the Corporation can be found attached to these Bylaws.

Except as otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 8.4     Records

All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 8.5     Reserves

The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, deem proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors may deem beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 8.6     Electronic Voting of Proxies and Submission of Reports

Notwithstanding anything to the contrary herein, the Corporation is authorized to the fullest extent provided by law, to accept proxy votes electronically for any matter properly under consideration at any regular or special shareholder meeting of the Corporation. Furthermore, the Corporation is authorized to the fullest extent provided by law, to electronically deliver to shareholders annual reports and other documents filed with the Securities and Exchange Commission pursuant to the Exchange Act.

Section 8.7     Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation's shareholders; (iii) any action asserting a claim arising pursuant to the Articles of Incorporation or these Bylaws (as either may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court of Tazewell County, Virginia (or, if said state court does not have jurisdiction, the United States District Court for the Western District of Virginia). If any action, the subject matter of which is within the scope of the preceding sentence, is filed in a court other than the above-identified courts (a "Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented and submitted to (i) the personal jurisdiction of the state and federal courts identified above (and the appropriate appellate courts) in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder, or such shareholder if unrepresented, which process may be served anywhere in the world.

Section 8.8     Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the VSCA shall govern the construction of these Bylaws.

ARTICLE IX
Amendments

These Bylaws may be amended, repealed, altered or rescinded at any time by vote of a majority of the Board of Directors at a meeting called for that purpose upon notice thereof given in the call for the meeting. Any director may waiver notice of any meeting called under this provision, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed, or convened.

I, David D. Brown, certify that: 1) I am the duly constituted Secretary of First Community Bankshares, Inc. and Secretary of its Board of Directors, and as such officer I am the official custodian of its records; and 2) the foregoing Bylaws are the Bylaws of the Corporation, and all of them are lawfully in force and effect.

I have hereunto affixed my official signature and seal of the Corporation, in the Town of Bluefield, Virginia, on this 14th day of April, 2018.